Exhibit 99.1

Pennant Reports Third Quarter 2025 Results

Conference Call and Webcast scheduled for tomorrow, November 6, 2025 at 10:00 am MT

EAGLE, Idaho – November 5, 2025 (GLOBE NEWSWIRE) - The Pennant Group, Inc. (NASDAQ: PNTG), the parent company of the Pennant group of affiliated home health, hospice and senior living companies, today announced its operating results, reporting GAAP diluted earnings per share of $0.17 for the third quarter of 2025. Pennant also reported adjusted diluted earnings per share of $0.30 for the quarter(1).

Third Quarter Highlights

▪Total revenue for the third quarter was $229.0 million, an increase of $48.4 million or 26.8% over the prior year quarter;

▪Net income for the third quarter was $6.1 million, a decrease of $0.1 million or 2.0% over the prior year quarter;

▪Adjusted net income for the third quarter was $10.4 million, an increase of $2.3 million or 27.6% over the prior year quarter;

▪Consolidated Adjusted EBITDAR for the third quarter was $29.3 million, an increase of $3.3 million or 12.8% over the prior year quarter;

▪Consolidated Adjusted EBITDA for the third quarter was $17.3 million, an increase of $2.2 million or 14.5% over the prior year quarter;

▪Home Health and Hospice Services segment revenue for the third quarter was $173.6 million, an increase of $37.9 million or 27.9% over the prior year quarter;

▪Home Health and Hospice Services segment adjusted EBITDAR from operations for the third quarter was $29.1 million, an increase of $5.3 million or 22.5% over the prior year quarter; and segment adjusted EBITDA from operations for the third quarter was $26.8 million, an increase of $5.0 million or 22.7% over the prior year quarter;

▪Total home health admissions for the third quarter were 20,426, an increase of 5,433 or 36.2% over the prior year quarter; total Medicare home health admissions for the third quarter were 8,221, an increase of 2,150 or 35.4% over the prior year quarter;

▪Hospice average daily census for the third quarter was 4,044, an increase of 600 or 17.4% compared to the prior year quarter;

▪Senior Living Services segment revenue for the third quarter was $55.5 million, an increase of $10.5 million or 23.2% over the prior year quarter; average occupancy for the third quarter was 80.9%, an increase of 180 basis points over the prior year quarter, and average monthly revenue per occupied room for the third quarter was $5,195, an increase of $359 or 7.4% over the prior year quarter;

▪Senior Living segment adjusted EBITDAR from operations for the third quarter was $15.3 million, an increase of $1.9 million or 14.1% over the prior year quarter; and segment adjusted EBITDA from operations for the third quarter was $5.6 million, an increase of $1.2 million or 26.2% over the prior year quarter.

(1)	See "Reconciliation of GAAP to Non-GAAP Financial Information.”

Operating Results

“In the third quarter we achieved record breaking performance in each of our segments, including all-time highs in senior living occupancy, hospice average daily census, and home health admissions,” said Brent Guerisoli, the Company’s Chief Executive Officer. “These results demonstrate the power of our model to drive strong same-store improvement through periods of dynamic growth. Despite an ever-changing environment, our investments in leadership and operational excellence have positioned us to accelerate clinical and financial success across our platform.”

“On October 1, we completed the acquisition of 54 home health, hospice and home care operations from UnitedHealth Group and Amedisys. We are thrilled to welcome a new group of talented leaders and clinicians to the Pennant family. This expansion into the Southeast allows new communities to experience the Pennant model and the life changing service that it supports,” said John Gochnour, the Company’s Chief Operating Officer. “This is the largest transaction we’ve completed in our history, but it fits squarely within our disciplined acquisition strategy. We are well-positioned to effectively transition and unlock additional potential in these assets and further expansion in the region.”

A discussion of the Company’s use of Non-GAAP financial measures is set forth below. A reconciliation of net income to EBITDA, adjusted EBITDAR and adjusted EBITDA, as well as a reconciliation of GAAP earnings per share, net income to adjusted net earnings per share and adjusted net income, appear in the financial data portion of this release. More complete information is contained in the Company’s Form 10-Q for the three and nine months ended September 30, 2025, which has been filed with the SEC today and can be viewed on the Company’s website at www.pennantgroup.com.

2025 Guidance

Management is providing updated 2025 annual guidance as follows: total revenue is anticipated to be between $911.4 million and $948.6 million; full year 2025 adjusted earnings per diluted share is anticipated to be between $1.14 and $1.18; and full year 2025 adjusted EBITDA is anticipated to be between $70.9 million and $73.8 million.

Mr. Guerisoli remarked, “Our updated earnings guidance midpoint of $1.16 represents 23.4% growth on our 2024 adjusted earnings per share. Our guidance update is based on continued strong operational performance across our segments and the addition of the UnitedHealth and Amedisys assets, which will be in a transitional phase during the fourth quarter of 2025.”

The Company’s updated 2025 annual guidance is based on diluted weighted average shares outstanding of approximately 35.7 million and a 26.0% effective tax rate. The guidance includes additional revenue and expenses related the transaction with UnitedHealth and Amedisys, as well as anticipated increased interest expense. The guidance assumes, among other things, reimbursement rate adjustments and no unannounced acquisitions. It excludes net income attributable to noncontrolling interest, the tax-effected costs at start-up operations, share-based compensation, acquisition-related costs, and gain (loss) on disposition of assets and impairments.
Lynette Walbom, the Company’s Chief Financial Officer, also stated, “We believe providing updated annual adjusted consolidated EBITDA guidance in addition to updated annual revenue and adjusted earnings per share guidance is helpful to understanding our expectations for our business and operational cash flow. This updated guidance reflects management’s expectations based on 2025 year-to-date performance and current operating conditions as well as the fourth quarter impacts of the transaction with UnitedHealth and Amedisys.”

Conference Call

A live webcast will be held tomorrow, November 6, 2025 at 10:00 a.m. Mountain time (12:00 p.m. Eastern time) to discuss Pennant’s third quarter 2025 financial results. To listen to the webcast, or to view any financial or statistical information required by SEC Regulation G, please visit the Investors Relations section of Pennant’s website at https://investor.pennantgroup.com. The webcast will be recorded and will be available for replay via the website.
About Pennant

The Pennant Group, Inc. is a holding company of independent operating subsidiaries that provide healthcare services through 141 home health and hospice agencies and 61 senior living communities located throughout Arizona, California, Colorado, Idaho, Montana, Nevada, Oklahoma, Oregon, Texas, Utah, Washington, Wisconsin and Wyoming. Each of these businesses is operated by a separate, independent operating subsidiary that has its own management, employees and assets. References herein to the consolidated "company" and "its" assets and activities, as well as the use of the terms "we," "us," "its" and similar verbiage, are not meant to imply that The Pennant Group, Inc. has direct operating assets, employees or revenue, or that any of the home health and hospice businesses, senior living communities or the Service Center are operated by the same entity. More information about Pennant is available at www.pennantgroup.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release contains, and the related conference call and webcast will include, forward-looking statements that are based on management’s current expectations, assumptions and beliefs about its business, financial performance, operating results, the industry in which it operates and other future events. Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," similar expressions, and variations or negatives of these words. These forward-looking statements include, but are not limited to, statements regarding growth prospects, future operating and financial performance, and acquisition activities. They are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to materially and adversely differ from those expressed in any forward-looking statement.

These risks and uncertainties relate to the company’s business, its industry and its common stock and include: reduced prices and reimbursement rates for its services; its ability to acquire, develop, manage or improve operations, its ability to manage its increasing borrowing costs as it incurs additional indebtedness to fund the acquisition and development of operations; its ability to access capital on a cost-effective basis to continue to successfully implement its growth strategy; its operating margins and profitability could suffer if it is unable to grow and manage effectively its increasing number of operations; competition from other companies in the acquisition, development and operation of facilities; its ability to defend claims and lawsuits, including professional liability claims alleging that our services resulted in personal injury, and other regulatory-related claims; and the application of existing or proposed government regulations, or the adoption of new laws and regulations, that could limit its business operations, require it to incur significant expenditures or limit its ability to relocate its operations if necessary. Readers should not place undue reliance on any forward-looking statements and are encouraged to review the company’s periodic filings with the Securities and Exchange Commission, including its Form 10-Q and/or 10-K, for a more complete discussion of the risks and other factors that could affect Pennant’s business, prospects and any forward-looking statements. Except as required by the federal securities laws, Pennant does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changing circumstances or any other reason after the date of this press release.

Contact Information

Investor Relations
The Pennant Group, Inc.
(208) 506-6100
ir@pennantgroup.com

SOURCE: The Pennant Group, Inc.

THE PENNANT GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(unaudited, in thousands, except for per-share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

Revenue	$229,039	$180,688	$658,382	$506,348

Expense
Cost of services	185,430	144,468	531,450	405,776
Rent—cost of services	12,063	10,906	35,703	31,814
General and administrative expense	19,296	13,023	51,733	36,337
Depreciation and amortization	2,063	1,493	6,179	4,292
(Gain) loss on disposition of property and equipment, net	(51)	4	(1,099)	(751)
Total expenses	218,801	169,894	623,966	477,468
Income from operations	10,238	10,794	34,416	28,880
Other (expense) income, net:
Other income	182	109	368	192
Interest expense, net	(1,016)	(2,892)	(3,425)	(6,306)
Other expense, net	(834)	(2,783)	(3,057)	(6,114)
Income before provision for income taxes	9,404	8,011	31,359	22,766
Provision for income taxes	2,518	1,354	7,970	4,957
Net income	6,886	6,657	23,389	17,809
Less: Net income attributable to noncontrolling interest	805	452	2,448	1,008
Net income attributable to The Pennant Group, Inc.	$6,081	$6,205	$20,941	$16,801
Earnings per share:
Basic	$0.18	$0.20	$0.61	$0.56
Diluted	$0.17	$0.20	$0.59	$0.54
Weighted average common shares outstanding:
Basic	34,600	30,281	34,534	30,157
Diluted	35,270	31,363	35,274	30,869

THE PENNANT GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except par value)

	September 30, 2025	December 31, 2024
Assets
Current assets:
Cash	$2,336	$24,246
Accounts receivable—less allowance for doubtful accounts of $532 and $232, at September 30, 2025 and December 31, 2024 respectively	96,082	81,302
Prepaid expenses and other current assets	15,553	17,308
Total current assets	113,971	122,856
Property and equipment, net	55,862	43,296
Operating lease right-of-use assets	274,285	270,586
Deferred tax assets, net	848	—
Restricted and other assets	25,689	17,477
Goodwill	161,534	129,124
Other indefinite-lived intangibles	121,452	96,182
Total assets	$753,641	$679,521
Liabilities and equity
Current liabilities:
Accounts payable	$21,634	$18,737
Accrued wages and related liabilities	40,722	43,106
Operating lease liabilities—current	21,969	19,671
Other accrued liabilities	25,027	20,186
Total current liabilities	109,352	101,700
Long-term operating lease liabilities—less current portion	254,845	253,420
Deferred tax liabilities, net	—	1,861
Other long-term liabilities	20,401	10,575
Long-term debt	26,000	—
Total liabilities	410,598	367,556
Commitments and contingencies
Equity:
Common stock, $0.001 par value; 100,000 shares authorized; 34,803 and 34,570 shares issued and outstanding at September 30, 2025, respectively; and 34,670 and 34,373 shares issued and outstanding at December 31, 2024, respectively	35	35
Additional paid-in capital	243,780	236,091
Retained earnings	78,163	57,222
Treasury stock, at cost, 3 shares at September 30, 2025 and December 31, 2024	(65)	(65)
Total The Pennant Group, Inc. stockholders’ equity	321,913	293,283
Noncontrolling interest	21,130	18,682
Total equity	343,043	311,965
Total liabilities and equity	$753,641	$679,521

THE PENNANT GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
The following table presents selected data from our condensed consolidated statements of cash flows for the periods presented:

	Nine Months Ended September 30,
	2025	2024
Net cash provided by operating activities	$27,336	$18,729
Net cash used in investing activities	(74,950)	(66,287)
Net cash provided by financing activities	25,704	45,963
Net decrease in cash	(21,910)	(1,595)
Cash beginning of period	24,246	6,059
Cash end of period	$2,336	$4,464

THE PENNANT GROUP, INC.
REVENUE BY SEGMENT
(unaudited, dollars in thousands)

The following table sets forth our total revenue by segment and as a percentage of total revenue for the periods indicated:

	Three Months Ended September 30,
	2025		2024
	Revenue Dollars	Revenue Percentage	Revenue Dollars	Revenue Percentage

Home health and hospice services
Home health	$81,496	35.6%	$60,988	33.8%
Hospice	76,384	33.3	62,757	34.7
Home care and other(a)	15,685	6.9	11,927	6.6
Total home health and hospice services	173,565	75.8	135,672	75.1
Senior living services	55,474	24.2	45,016	24.9
Total revenue	$229,039	100.0%	$180,688	100.0%

(a)	Home care and other revenue is included with home health revenue in other disclosures in this press release.

	Nine Months Ended September 30,
	2025		2024
	Revenue Dollars	Revenue Percentage	Revenue Dollars	Revenue Percentage

Home health and hospice services
Home health	$234,808	35.7%	$172,773	34.1%
Hospice	220,740	33.5	176,711	34.9
Home care and other(a)	43,907	6.7	27,979	5.5
Total home health and hospice services	499,455	75.9	377,463	74.5
Senior living services	158,927	24.1	128,885	25.5
Total revenue	$658,382	100.0%	$506,348	100.0%

(a)	Home care and other revenue is included with home health revenue in other disclosures in this press release.

THE PENNANT GROUP, INC.
SELECT PERFORMANCE INDICATORS
(unaudited, total revenue dollars in thousands)

The following table summarizes our overall home health and hospice performance indicators for the each of the dates or periods indicated:

	Three Months Ended September 30,
	2025	2024	Change	% Change
Total agency results:
Home health and hospice revenue	$173,565	$135,672	$37,893	27.9%

Home health services:
Total home health admissions	20,426	14,993	5,433	36.2%
Total Medicare home health admissions	8,221	6,071	2,150	35.4%
Average Medicare revenue per 60-day completed episode(a)	$3,793	$3,687	$106	2.9%
Hospice services:
Total hospice admissions	3,483	2,987	496	16.6%
Average daily census	4,044	3,444	600	17.4%
Hospice Medicare revenue per day	$189	$183	$6	3.3%

	Three Months Ended September 30,
	2025	2024	Change	% Change
Same agency(b) results:
Home health and hospice revenue	$130,757	$118,191	$12,566	10.6%

Home health services:
Total home health admissions	13,423	12,541	882	7.0%
Total Medicare home health admissions	5,392	5,125	267	5.2%
Average Medicare revenue per 60-day completed episode(a)	$3,642	$3,514	$128	3.6%
Hospice services:
Total hospice admissions	3,056	2,915	141	4.8%
Average daily census	3,529	3,327	202	6.1%
Hospice Medicare revenue per day	$187	$183	$4	2.2%

	Nine Months Ended September 30,
	2025	2024	Change	% Change
Total agency results:
Home health and hospice revenue	$499,455	$377,463	$121,992	32.3%

Home health services:
Total home health admissions	57,135	43,782	13,353	30.5%
Total Medicare home health admissions	22,800	18,155	4,645	25.6%
Average Medicare revenue per 60-day completed episode(a)	$3,782	$3,598	$184	5.1%
Hospice services:
Total hospice admissions	10,766	9,118	1,648	18.1%
Average daily census	3,916	3,209	707	22.0%
Hospice Medicare revenue per day	$190	$182	$8	4.4%

	Nine Months Ended September 30,
	2025	2024	Change	% Change
Same agency(b) results:
Home health and hospice revenue	$379,800	$343,551	$36,249	10.6%

Home health services:
Total home health admissions	40,805	37,648	3,157	8.4%
Total Medicare home health admissions	16,562	15,869	693	4.4%
Average Medicare revenue per 60-day completed episode(a)	$3,625	$3,490	$135	3.9%
Hospice services:
Total hospice admissions	9,265	8,707	558	6.4%
Average daily census	3,392	3,152	240	7.6%
Hospice Medicare revenue per day	$188	$184	$4	2.2%

(a)	The year to date average for Medicare revenue per 60-day completed episode includes post period claim adjustments for prior periods.
(b)	Same agency results represent all agencies purchased or licensed prior to January 1, 2024.

The following table summarizes our senior living performance indicators for the periods indicated:

	Three Months Ended September 30,
	2025	2024	Change	% Change
Total senior living results:
Senior living revenue	$55,474	$45,016	$10,458	23.2%

Occupancy	80.9%	79.1%	1.8%
Average monthly revenue per occupied unit	$5,195	$4,836	$359	7.4%

	Three Months Ended September 30,
	2025	2024	Change	% Change
Same store senior living(a) results:
Senior living revenue	$46,114	$42,279	$3,835	9.1%

Occupancy	81.8%	80.2%	1.6%
Average monthly revenue per occupied unit	$5,136	$4,790	$346	7.2%

The following table summarizes our senior living performance indicators for the periods indicated:

	Nine Months Ended September 30,
	2025	2024	Change	% Change
Total senior living results:
Senior living revenue	$158,927	$128,885	$30,042	23.3%

Occupancy	79.4%	78.9%	0.5%
Average monthly revenue per occupied unit	$5,180	$4,758	$422	8.9%

	Nine Months Ended September 30,
	2025	2024	Change	% Change
Same store senior living(a) results:
Senior living revenue	$133,930	$122,885	$11,045	9.0%

Occupancy	80.4%	79.7%	0.7%
Average monthly revenue per occupied unit	$5,121	$4,724	$397	8.4%

(a)	Same store senior living results represent all senior living communities purchased or licensed prior to January 1, 2024, excluding affiliate memory care units in transition.

THE PENNANT GROUP, INC.
REVENUE BY PAYOR SOURCE
(unaudited, dollars in thousands)

The following table presents our total revenue by payor source as a percentage of total revenue for the periods indicated:

	Three Months Ended September 30,
	2025		2024
	Revenue Dollars	Revenue Percentage	Revenue Dollars	Revenue Percentage

Revenue:
Medicare	$108,831	47.5%	$86,919	48.1%
Medicaid	31,466	13.7	22,715	12.6
Subtotal	140,297	61.2	109,634	60.7
Managed Care	32,935	14.4	24,652	13.6
Private and Other(a)	55,807	24.4	46,402	25.7
Total revenue	$229,039	100.0%	$180,688	100.0%

(a)	Private and other payors includes revenue from all payors generated in the Company’s home care operations and management services agreement.

	Nine Months Ended September 30,
	2025		2024
	Revenue Dollars	Revenue Percentage	Revenue Dollars	Revenue Percentage

Revenue:
Medicare	$313,777	47.7%	$245,746	48.5%
Medicaid	89,602	13.6	66,386	13.1
Subtotal	403,379	61.3	312,132	61.6
Managed Care	94,268	14.3	66,084	13.1
Private and Other(a)	160,735	24.4	128,132	25.3
Total revenue	$658,382	100.0%	$506,348	100.0%

(a)	Private and other payors includes revenue from all payors generated in the Company’s home care operations and management services agreement.

THE PENNANT GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(unaudited, in thousands, except per share data)

The following table reconciles net income to Non-GAAP net income for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

Net income attributable to The Pennant Group, Inc.	$6,081	$6,205	$20,941	$16,801

Non-GAAP adjustments
Costs at start-up operations(a)	109	66	141	244
Share-based compensation expense(b)	2,480	2,342	6,859	5,817
Acquisition related costs(c)	3,047	494	5,485	996
Interest expense - write off deferred financing fees(e)	—	428	—	428
Costs associated with transitioning operations(d)	96	68	(811)	(418)
Unusual, non-recurring or redundant charges(e)	34	239	101	546
Provision for income taxes on Non-GAAP adjustments(f)	(1,426)	(1,675)	(3,259)	(2,942)
Non-GAAP net income	$10,421	$8,167	$29,457	$21,472

Dilutive Earnings Per Share As Reported
Net Income	$0.17	$0.20	$0.59	$0.54
Average number of shares outstanding	35,270	31,363	35,274	30,869

Adjusted Diluted Earnings Per Share
Net Income	$0.30	$0.26	$0.84	$0.70
Average number of shares outstanding	35,270	31,363	35,274	30,869

(a)	Represents results related to start-up operations.
		Three Months Ended September 30,		Nine Months Ended September 30,
		2025	2024	2025	2024
	Revenue	$(1,615)	$—	$(4,871)	$(4,956)
	Cost of services	1,608	65	4,784	4,884
	Rent	22	—	41	306
	Depreciation & amortization	94	1	187	10
	Total Non-GAAP adjustment	$109	$66	$141	$244

(b)	Represents share-based compensation expense incurred for the periods presented.
		Three Months Ended September 30,		Nine Months Ended September 30,
		2025	2024	2025	2024
	Cost of services	$1,430	$1,069	$3,858	$2,814
	General and administrative	1,050	1,273	3,001	3,003
	Total Non-GAAP adjustment	$2,480	$2,342	$6,859	$5,817

(c)	Represents costs incurred to acquire an operation that are not capitalizable.

(d)	During 2024 and 2025, an affiliate of the Company held its memory care units in transition and is converting the facility into an assisted living community. We received insurance proceeds related to the property in 2024 and 2025 which were recorded in gain on disposition of property and equipment, net on the consolidated statements of income.
		Three Months Ended September 30,		Nine Months Ended September 30,
		2025	2024	2025	2024
	Revenue	$—	$—	$—	$(1)
	Cost of services	40	12	85	168
	Rent	53	53	157	157
	Depreciation	3	3	8	8
	Gain on disposition of property and equipment, net	—	—	(1,061)	(750)
	Total Non-GAAP adjustment	$96	$68	$(811)	$(418)

(e)	Represents unusual or non-recurring charges for legal services, implementation costs, integration costs, and consulting fees in general and administrative and cost of services expenses.

(f)
Represents an adjustment to the provision for income tax to the year-to-date effective tax rate of 26.0% for both the three and nine months ended September 30, 2025 and 2024, respectively. This rate excludes the tax benefit of share-based payment awards.

The table below reconciles Consolidated net income to the Consolidated Non-GAAP financial measures, Consolidated Adjusted EBITDA, and to the Non-GAAP valuation measure, Consolidated Adjusted EBITDAR, for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

Consolidated net income	$6,886	$6,657	$23,389	$17,809
Less: Net income attributable to noncontrolling interest	805	452	2,448	1,008
Add: Provision for income taxes	2,518	1,354	7,970	4,957
Net interest expense	1,016	2,892	3,425	6,306
Depreciation and amortization	2,063	1,493	6,179	4,292
Consolidated EBITDA	11,678	11,944	38,515	32,356
Adjustments to Consolidated EBITDA
Add: Start-up operations(a)	(7)	65	(87)	(72)
Share-based compensation expense(b)	2,480	2,342	6,859	5,817
Acquisition related costs(c)	3,047	494	5,485	996
Activities associated with transitioning operations(d)	40	12	(976)	(583)
Unusual, non-recurring or redundant charges(e)	34	239	101	546
Rent related to items (a) and (d) above	75	53	198	463
Consolidated Adjusted EBITDA	17,347	15,149	50,095	39,523
Rent—cost of services	12,063	10,906	35,703	31,814
Rent related to items (a) and (d) above	(75)	(53)	(198)	(463)
Adjusted rent—cost of services	11,988	10,853	35,505	31,351
Consolidated Adjusted EBITDAR(f)	$29,335		$85,600

(a)	Represents results related to start-up operations. This amount excludes rent and depreciation and amortization expense related to such operations.
(b)	Share-based compensation expense and related payroll taxes incurred. Share-based compensation expense and related payroll taxes are included in cost of services and general and administrative expense.
(c)	Non-capitalizable costs associated with acquisitions and write-offs for amounts in dispute with the prior owners of certain acquired operations.
(d)	During 2024 and 2025, an affiliate of the Company held its memory care units in transition and is converting the facility into an assisted living community. We received insurance proceeds related to the property in 2024 and 2025 which were recorded in gain on disposition of property and equipment, net on the consolidated statements of income.
(e)	Represents unusual or non-recurring charges for legal services, implementation costs, integration costs, and consulting fees in general and administrative and cost of services expenses.
(f)	This measure is a valuation measure and is displayed thusly, it is not a performance measure as it excludes rent expense, which is a normal and recurring operating expense and, as such, does not reflect our cash requirements for leasing commitments. Our presentation of Consolidated Adjusted EBITDAR should not be construed as a financial performance measure.

The following table present certain financial information regarding our reportable segments. General and administrative expenses are not allocated to the reportable segments:

	Home Health and Hospice Services	Senior Living Services	All Other	Total
Three Months Ended September 30, 2025
Revenue	$173,545	$53,880	$1,614	$229,039
Segment Cost of Services	$144,475	$38,572
Segment Adjusted EBITDAR from Operations	$29,070	$15,308		$44,378
Three Months Ended September 30, 2024
Revenue	$135,672	$45,016	$—	$180,688
Segment Cost of Services	$111,948	$31,605
Segment Adjusted EBITDAR from Operations	$23,724	$13,411		$37,135

	Home Health and Hospice Services	Senior Living Services	All Other	Total
Nine Months Ended September 30, 2025
Segment Revenue	$498,236	$155,276	$4,870	$658,382
Segment Cost of Services	414,209	110,731
Segment Adjusted EBITDAR from Operations	$84,027	$44,545		$128,572
Nine Months Ended September 30, 2024
Segment Revenue	$373,495	$127,896	$4,957	$506,348
Segment Cost of Services	309,007	89,670
Segment Adjusted EBITDAR from Operations	$64,488	$38,226		$102,714

The table below provides a reconciliation of Segment Adjusted EBITDAR from Operations above to income from operations:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

Segment Adjusted EBITDAR from Operations(a)	$44,378	$37,135	$128,572	$102,714
Less: Unallocated corporate expenses	15,043	11,133	42,972	31,840
Less: Depreciation and amortization	2,063	1,493	6,179	4,292
Rent—cost of services	12,063	10,906	35,703	31,814
Other income	182	109	368	192
Adjustments to Segment EBITDAR from Operations:
Less: Start-up operations(b)	(7)	65	(87)	(72)
Share-based compensation expense(c)	2,480	2,342	6,859	5,817
Acquisition related costs(d)	3,047	494	5,485	996
Activities associated with transitioning operations(e)	40	12	(976)	(583)
Unusual, non-recurring or redundant charges(f)	34	239	101	546
Add: Net income attributable to noncontrolling interest	805	452	2,448	1,008
Income from operations	$10,238	$10,794	$34,416	$28,880

(a)
Segment Adjusted EBITDAR from Operations is net income attributable to the Company's reportable segments excluding interest expense, provision for income taxes, depreciation and amortization expense, rent, unallocated corporate and administrative expenses, and, in order to view the operations’ performance on a comparable basis from period to period, certain adjustments including: (1) activities associated with start-up operations, (2) share-based compensation expense, (3) acquisition related costs, (4) activities associated with transitioning operations, (5) unusual, non-recurring, or redundant charges, and (6) net income attributable to noncontrolling interest. “All Other” consists of revenues generated at operating locations not included in the segment financial information reviewed by the CODM. Revenue included in the “All Other” category is insignificant individually, and therefore does not constitute a reportable segment. General and administrative expenses are not allocated to the reportable segments, and are included as “Unallocated corporate expenses”, accordingly the segment earnings measure reported is before allocation of corporate general and administrative expenses. The Company's segment measures may be different from the calculation methods used by other companies and, therefore, comparability may be limited.

(b)	Represents results related to start-up operations. This amount excludes rent and depreciation and amortization expense related to such operations.
(c)	Share-based compensation expense and related payroll taxes incurred. Share-based compensation expense and related payroll taxes are included in cost of services and general and administrative expense.
(d)	Non-capitalizable costs associated with acquisitions and write-offs for amounts in dispute with the prior owners of certain acquired operations.
(e)	During 2024 and 2025, an affiliate of the Company held its memory care units in transition and is converting the facility into an assisted living community. We received insurance proceeds related to the property in 2024 and 2025 which were recorded in gain on disposition of property and equipment, net on the consolidated statements of income.
(f)	Represents unusual or non-recurring charges for legal services, implementation costs, integration costs, and consulting fees in general and administrative and cost of services expenses.

The tables below reconcile Segment Adjusted EBITDAR from Operations to Segment Adjusted EBITDA from Operations for each reportable segment for the periods presented:

	Three Months Ended September 30,
	Home Health and Hospice		Senior Living
	2025	2024	2025	2024

Segment Adjusted EBITDAR from Operations	$29,070	$23,724	$15,308	$13,411
Less: Rent—cost of services	2,277	1,861	9,786	9,045
Rent related to start-up and transitioning operations	(22)	—	(53)	(53)
Segment Adjusted EBITDA from Operations	$26,815	$21,863	$5,575	$4,419

	Nine Months Ended September 30,
	Home Health and Hospice		Senior Living
	2025	2024	2025	2024

Segment Adjusted EBITDAR from Operations	$84,027	$64,488	$44,545	$38,226
Less: Rent—cost of services	6,645	5,254	29,058	26,560
Rent related to start-up and transitioning operations	(41)	(122)	(157)	(341)
Segment Adjusted EBITDA from Operations	$77,423	$59,356	$15,644	$12,007

Discussion of Non-GAAP Financial Measures

EBITDA consists of net income, adjusted for net income attributable to noncontrolling interest, before (a) interest expense, net, (b) provisions for income taxes, and (c) depreciation and amortization. Adjusted EBITDA consists of net income attributable to the Company before (a) interest expense, net (b) provisions for income taxes, (c) depreciation and amortization, (d) results related to start-up operations, including rent and excluding depreciation, interest and income taxes, (e) share-based compensation expense, (f) non-capitalizable acquisition related costs, (g) activities associated with transitioning operations, (h) unusual, non-recurring or redundant charges and (i) net income attributable to noncontrolling interest. Consolidated Adjusted EBITDAR is a valuation measure applicable to current periods only and consists of net income attributable to the Company before (a) interest expense, net, (b) provisions for income taxes, (c) depreciation and amortization, (d) rent-cost of services, (e) results related to start-up operations, excluding rent, depreciation, interest and income taxes, (f) share-based compensation expense, (g) acquisition related costs, (h) activities associated with transitioning operations, (i) unusual, non-recurring or redundant charges and (j) net income attributable to noncontrolling interest. The company believes that the presentation of EBITDA, adjusted EBITDA, consolidated adjusted EBITDAR, adjusted net income and adjusted earnings per share provides important supplemental information to management and investors to evaluate the company’s operating performance. The company believes disclosure of adjusted net income, adjusted net income per share, EBITDA, adjusted EBITDA and consolidated adjusted EBITDAR has economic substance because the excluded revenues and expenses are infrequent in nature and are variable in nature, or do not represent current revenues or cash expenditures. A material limitation associated with the use of these measures as compared to the GAAP measures of net income and diluted earnings per share is that they may not be comparable with the calculation of net income and diluted earnings per share for other companies in the company's industry. These non-GAAP financial measures should not be relied upon to the exclusion of GAAP financial measures. For further information regarding why the company believes that this non-GAAP measure provides useful information to investors, the specific manner in which management uses this measure, and some of the limitations associated with the use of this measure, please refer to the company's periodic filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and Quarterly Report on Form 10-Q. The company’s periodic filings are available on the SEC's website at www.sec.gov or under the "Financial Information" link of the Investor Relations section on Pennant’s website at http://www.pennantgroup.com.